Pope Resources Reports Second Quarter Income Of $6.1 Million

POULSBO, Wash., July 25, 2013 /PRNewswire/ -- Pope Resources (NASDAQ:POPE) reported net income attributable to unitholders of $6.1 million, or $1.34 per diluted ownership unit, on revenue of $23.2 million for the quarter ended June 30, 2013. This compares to a net loss attributable to unitholders of $9.3 million, or $2.14 per diluted ownership unit, on revenue of $17.8 million for the comparable period in 2012.

Net income for the six months ended June 30, 2013 totaled $9.6 million, or $2.11 per diluted ownership unit, on revenue of $39.9 million. Net loss for the corresponding period in 2012 totaled $8.1 million, or $1.87 per diluted ownership unit, on revenue of $26.6 million.

Results for both the second quarter and first half of 2012 were impacted by a $12.5 million non-cash addition to our environmental remediation accrual at Port Gamble, Washington. Adjusted net income, which excludes the environmental charge of $12.5 million, was $3.2 million, or $0.71 per diluted ownership unit, for the second quarter of 2012 and $4.4 million, or $0.97 per diluted ownership unit, for the six months ended June 30, 2012.

Cash provided by operations for the quarter ended June 30, 2013 was $12.5 million, compared to $6.7 million for the second quarter of 2012. For the six months ended June 30, 2013, cash provided by operations was $17.0 million, compared to $8.7 million for year-to-date 2012 results.

"We enjoyed improved quarterly and year-to-date earnings compared to 2012 as a result of the continued recovery in housing starts and a strong export log market," said David L. Nunes, President and CEO. "In addition, we completed a conservation land sale in the second quarter of 2013 that was a significant contributor to the improved quarterly results."

Second quarter and year-to-date highlights

  Harvest volume was 26.9 million board feet (MMBF) in Q2 2013 compared to 30.2 MMBF in Q2 2012, an 11% decrease. Harvest volume for the first six months of 2013 was 53.3 MMBF compared to 44.7 MMBF for the first half of 2012, a 19% increase. These harvest volume figures do not include two timber deed sales, one of modest size (0.6 MMBF) sold by one of our timber funds in Q2 2013 and the other from one of the Partnership's tree farms in Q2 2012 for 4.4 MMBF. The harvest volume and log price realization metrics cited below exclude these timber deed sales.
  Average realized log price per thousand board feet (MBF) was $620 in Q2 2013 compared to $532 per MBF in Q2 2012, a 17% increase. For the first six months of 2013, the average realized log price per MBF was $615 compared to $541 per MBF for the first half of 2012, a 14% increase.
  Fund properties contributed 53% of Q2 2013 harvest volume, compared to 38% in Q2 2012. For the first half of the 2013, Fund properties contributed 44% of harvest volume, compared to 32% for the first half of 2012.
  Mix of harvest volume sold to export markets in Q2 2013 increased to 33% from 16% in Q2 2012, while mix of harvest volume sold to domestic markets decreased to 49% in Q2 2013 from 69% in Q2 2012. For the first half of the year, the relative percentages of harvest volume sold to export and domestic markets in 2013 were 30% and 54%, respectively, compared to 27% and 57% in 2012.
  The percentage of total harvest comprised of Douglas-fir logs dropped to 58% in Q2 2013 from 64% in Q2 2012, with a corresponding increase in the whitewood component to 23% in Q2 2013 from 19% in Q2 2012. Similarly, for the first half of 2013, the relative mix of Douglas-fir and whitewood was 64% and 18%, respectively, compared to 68% and 15% for the first half of 2012. This shift in species mix is consistent with the higher weighting of total harvest toward Fund properties in both 2013's second quarter and year-to-date periods compared to the prior year.
  We closed on a 2,330-acre conservation land sale for $5.7 million, with a gain on sale of $4.2 million, during Q2 2013 while last year's second quarter for this segment had no sales.

Second quarter and year-to-date operating results

Fee Timber:

Fee Timber operating income for the second quarter of 2013 was $5.2 million compared to $5.4 million for the second quarter of 2012. This decline in segment operating income was due to the combination of heavier mix of harvest from the Fund properties, which carry a higher depletion expense, and the reduced volume of timber deed sales in 2013. Our harvest volume for Q2 2013 was down 11% from the comparable period in 2012 as a result of heavier Q1 2013 log production, where we front-loaded our planned annual harvest to take advantage of strong pricing and our high proportion of low-elevation timberlands that allow for winter logging. This contrasted with the harvest pattern of 2012 where volume was relatively lighter in Q1 in response to soft log pricing, followed by a very strong volume in Q2 to meet improving demand. Notwithstanding the reduced harvest volume and a higher proportion of lower-valued whitewoods in Q2 2013 relative to 2012, these factors were fully offset by an $88 per MBF, or 17% increase, in log prices.

For the first six months of 2013, Fee Timber operating income was $11.6 million compared to $8.6 million in 2012. This 35% increase was due to both a 19% increase in harvest volume harvest volume and a $74 per MBF, or 14% increase in log prices in 2013 compared to 2012. These factors more than offset a heavier 2013 mix of harvest from Fund properties, a higher proportion of whitewood harvest volume in 2013, and reduced volume of timber deed sales in 2013.

Timberland Management & Consulting (TM&C):

Our TM&C segment generates revenue by managing three private equity timber funds, which are consolidated into the Partnership's financial statements due to the Partnership's role as general partner or managing member of the funds. Consolidating these funds into the Partnership's financial statements results in the accounting elimination of all management fees earned by the Partnership, with a corresponding decrease in operating expenses in the Fee Timber segment. Following this consolidation for external reporting purposes, we eliminated $740,000 and $612,000 of timber fund management fees for the quarters ended June 30, 2013 and June 30, 2012, respectively. TM&C thus had no reportable revenue in the second quarter of either 2013 or 2012. Operating losses generated by the TM&C segment for the quarters ended June 30, 2013 and 2012 totaled $497,000 and $423,000, respectively, after eliminating revenue earned from managing the funds.

Similarly, due to this consolidation for external reporting purposes, we eliminated $1.4 million and $1.1 million of timber fund management fees for the six months ended June 30, 2013 and June 30, 2012, respectively. TM&C thus had no reportable revenue in the first six months of either 2013 or 2012. Operating losses generated by the TM&C segment for the six months ended June 30, 2013 and 2012 totaled $1.0 million and $807,000, respectively, after eliminating revenue earned from managing the funds. For both the quarter and year-to-date periods, expenses for this segment are higher on a year-over-year basis and this increase is attributable to an increase in the scale of timber fund acres under management, although on a per acre basis expenses have reduced as we benefit from scaling the business.

Our three funds collectively own 80,000 acres and have $233 million in assets under management. Following Fund III's final close in the third quarter of 2012 and the fourth quarter 2012 acquisition of its first property, this fund has $134 million of its original $180 million capital commitment remaining to invest. Our portion of this remaining capital commitment is $6.7 million, which will be drawn down as properties are acquired over the fund's three-year drawdown period which began on July 31, 2012.

Real Estate:

Operating income of $3.3 million posted by our Real Estate segment for the second quarter of 2013 was heavily impacted by the conservation land sale mentioned above and compared favorably to the operating loss of $13.1 million for the second quarter of 2012, of which $12.5 million was attributable to the increase in the accrual for environmental remediation liabilities at Port Gamble.

For the first six months of 2013, the Real Estate segment earned operating income of $2.5 million compared to an operating loss of $13.7 million for the first six months of 2012. This large swing in segment results between year-to-date periods is attributable to the same factors cited in the previous paragraph when discussing comparative quarterly performance.

General & Administrative (G&A):

G&A expenses for Q2 2013 were $1.2 million which is higher than the $1.0 million reported for Q2 2012. For the first half of 2013, G&A expenses were $2.4 million compared to $2.2 million for the first half of 2012. The increase between 2012 and 2013 in G&A expenses for both the quarterly and year-to-date periods was due to the combination of higher non-cash equity compensation expense related to a strong unit price and professional fees incurred for non-recurring projects.

Outlook

We expect our harvest volume for the year to be between 88 and 91 MMBF, depending on log market conditions for the balance of the year. This harvest volume total for 2013 includes the aforementioned 0.6 MMBF timber deed sale in the second quarter.

Further, we anticipate that a number of land sales currently in the pipeline to close in 2013 will boost net income for 2013 significantly above 2012 levels.

The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources

Pope Resources, a publicly traded limited partnership and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 193,000 acres of timberland and development property in Washington, Oregon, and California. We also manage, co-invest in, and consolidate three timberland investment funds, for which we earn management fees. These timberland investment vehicles provide an efficient means of investing our own capital in Pacific Northwest timberland while earning fees from managing these vehicles for the third-party investors. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include our ability to accurately estimate the cost of ongoing and changing environmental remediation obligations; our ability to consummate various real estate transactions currently under contract or in negotiation on the terms management expects; conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property, including changes in those regulations; conditions affecting credit markets as they affect the availability of capital and costs of borrowing; labor, equipment and transportation costs that affect our net income; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate liabilities associated with our properties. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors."

Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Pope Resources, A Delaware Limited Partnership
Unaudited

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(all amounts in $000's, except per unit amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Revenue	$23,197	$17,790	$39,915	$26,594
Costs and expenses:
Cost of sales	(12,085)	(10,701)	(20,949)	(15,120)
Operating expenses	(4,253)	(3,739)	(8,349)	(7,054)
Real estate environmental remediation	-	(12,500)	-	(12,500)
Operating income	$6,859	($9,150)	$10,617	($8,080)
Interest expense, net	(343)	(375)	(698)	(768)
Income (loss) before income taxes	6,516	(9,525)	9,919	(8,848)
Income tax benefit (expense)	2	(170)	16	(134)
Net income (loss)	6,518	(9,695)	9,935	(8,982)
Net income (loss) attributable to noncontrolling interests	(390)	400	(323)	893
Net income (loss) attributable to Pope Resources' unitholders	6,128	($9,295)	$9,612	(8,089)

Basic and diluted weighted average units outstanding	4,369	4,351	4,367	4,348

Basic and diluted net income (loss) per unit	$1.34	($2.14)	$2.11	($1.87)

CONDENSED CONSOLIDATING BALANCE SHEETS
(all amounts in $000's)

	June 30, 2013				December 31, 2012

Assets:	Pope	ORM Timber Funds	Consolidating Entries	Consolidated
Cash and cash equivalents	$10,581	$745	$-	$11,326	$3,779
Other current assets	4,907	982	(628)	5,261	3,475
Total current assets	15,488	1,727	(628)	16,587	7,254
Timber and roads, net	32,153	144,808	-	176,961	183,287
Timberlands	14,414	26,312	-	40,726	41,201
Buildings and equipment, net	6,021	-	-	6,021	6,154
Land held for development	29,187	-	-	29,187	29,039
Investment in ORM Timber Funds	26,921	-	(26,921)	-	-
Other assets	372	104	-	476	564
Total	$124,556	$172,951	($27,549)	$269,958	$267,499
Liabilities and equity:
Current liabilities	6,381	1,602	($628)	$7,355	6,847
Current portion of long-term debt	104	19	-	123	125
Current portion of environmental remediation	497	-	-	497	750
Total current liabilities	6,982	1,621	(628)	7,975	7,722
Long-term debt	32,655	11,000	-	43,655	43,710
Environmental remediation	13,192	-	-	13,192	13,193
Other long-term liabilities	167	-	-	167	233
Total liabilities	52,996	12,621	(628)	64,989	64,858
Partners' capital	71,560	160,330	(161,532)	70,358	64,223
Noncontrolling interests	-	-	134,611	134,611	138,418
Total	$124,556	$172,951	($27,549)	$269,958	$267,499

RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO UNITHOLDERS AND
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO UNITHOLDERS, INCLUDING PER UNIT AMOUNTS
(all amounts in $000's)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Reported GAAP net income (loss) attributable to unitholders	$6,128	($9,295)	$9,612	($8,089)
Added back:
Environmental remediation	-	12,500	-	12,500
Adjusted net income attributable to unitholders*	$6,128	$3,205	$9,612	$4,411

Per unit amounts:
Reported GAAP basic and diluted net income (loss) per unit	$1.34	($2.14)	$2.11	($1.87)
Added back:
Environmental remediation	-	2.85	-	2.84
Adjusted basic and diluted net income per unit*	$1.34	$0.71	$2.11	$0.97

*Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis.  We believe that consideration of these non-GAAP financial measures may be important to investors to understand operating results excluding environmental charges.

RECONCILIATION BETWEEN NET INCOME (LOSS) AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net income (loss)	$6,518	($9,695)	9,935	($8,982)
Added back:
Depletion	4,058	3,747	6,742	5,133
Depreciation and amortization	175	167	345	337
Equity-based compensation	227	148	763	519
Capitalized development activities	(1,166)	(277)	(1,491)	(482)
Deferred taxes	(65)	40	(97)	17
Cost of land sold	934	-	940	-
Disposal of capital assets	-	-	57	-
Change in operating accounts	1,780	12,522	(184)	12,134
Cash provided by operations	$12,461	$6,652	$17,010	$8,676

SEGMENT INFORMATION
(all amounts in $000's)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Revenue:
Partnership Fee Timber	$8,412	$11,631	$19,476	$18,600
Funds Fee Timber	8,700	5,819	14,078	7,355
Total Fee Timber	17,112	17,450	33,554	25,955
Timberland Management & Consulting (TM&C)	-	-	-	-
Real Estate	6,085	340	6,361	639
Total	23,197	17,790	39,915	26,594
Operating income (loss):
Fee Timber	5,248	5,409	11,562	8,584
TM&C	(497)	(423)	(1,009)	(807)
Real Estate	3,346	(13,132)	2,495	(13,689)
General & administrative	(1,238)	(1,004)	(2,431)	(2,168)
Total	$6,859	($9,150)	$10,617	($8,080)

SELECTED STATISTICS

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Log sale volumes by species (million board feet):
Sawlogs
Douglas-fir	15.7	19.3	34.0	30.4
Whitewood	6.1	5.8	9.6	6.7
Cedar	0.4	0.3	0.8	0.4
Hardwood	0.8	1.1	1.4	1.5
Pulpwood
All species	3.9	3.7	7.5	5.7
Total	26.9	30.2	53.3	44.7

Log sale volumes by destination (million board feet):
Export	9.0	4.7	15.8	12.0
Domestic	13.2	20.7	28.6	25.5
Hardwood	0.8	1.1	1.4	1.5
Pulpwood	3.9	3.7	7.5	5.7
Subtotal log sale volumes	26.9	30.2	53.3	44.7
Timber deed sale	0.6	4.4	0.6	4.4
Total	27.5	34.6	53.9	49.1

Average price realizations by species (per thousand board feet):
Sawlogs
Douglas-fir	697	571	682	577
Whitewood	620	500	608	498
Cedar	1,253	1,037	1,189	1,014
Hardwood	521	598	520	595
Pulpwood
All species	265	323	275	356
Overall	620	532	615	541

Average price realizations by destination (per thousand board feet):
Export	724	565	702	592
Domestic	660	559	661	556
Hardwood	521	598	520	595
Pulpwood	265	323	275	356
Overall log sales	620	532	615	541
Timber deed sale	211	231	211	231

Owned timber acres	111,000	114,000	111,000	114,000
Acres owned by Funds	80,000	61,000	80,000	61,000
Depletion per MBF -Partnership Tree Farms	57	59	56	59
Depletion per MBF -Fund Tree Farms	207	209	199	216
Capital and development expenditures ($000's)	1,970	681	2,528	1,258

QUARTER TO QUARTER COMPARISONS
(Amounts in $000's except per unit data)

	Q2 2013 vs.	Q2 2013 vs.
	Q2 2012	Q1 2013
Net income (loss) attributable to Pope Resources' unitholders:
2nd Quarter 2013	$6,128	$6,128
1st Quarter 2013		3,484
2nd Quarter 2012	(9,295)
Variance	$15,423	$2,644

Detail of earnings variance:
Fee Timber
Log volumes (A)	($1,764)	$259
Log price realizations (B)	2,344	259
Timber deed sale	(908)	118
Production costs	166	(549)
Depletion	(16)	(1,079)
Other Fee Timber	17	(74)
Timberland Management & Consulting
Other Timberland Mgmt. & Consulting	(74)	15
Real Estate
Land sales	4,253	4,260
Timber depletion on land sale	(295)	(295)
Other Real Estate	20	232
Environmental remediation costs	12,500	-
General & administrative costs	(234)	(45)
Net interest expense	32	12
Taxes	172	(12)
Noncontrolling interest	(790)	(457)
Total variance	$15,423	$2,644

(A) Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.
(B) Price variance calculated by extending the change in average realized price by current period volume.

CONTACT: Tom Ringo, VP & CFO, 360.697.6626, Fax 360.697.1156